Exhibit 99.1

PRESS RELEASE
1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701 (432) 684-3727		Manager of Investor Relations
http://www.plll.com		cindyt@plll.com
PARALLEL PETROLEUM ANNOUNCES
SECOND QUARTER 2008 FINANCIAL RESULTS
MIDLAND, Texas, (BUSINESS WIRE), August 4, 2008 — Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the second quarter ended June 30, 2008, compared to the results for the same period in 2007. In a separate press release issued today, Parallel announced its production, work-in-progress, revised 2008 capital investment budget, June 30, 2008 reserves, and field operations update. The Company’s financial and field operations conference call and webcast will be held Tuesday, August 5, 2008 at 2:00 p.m. Eastern time (1:00 p.m. Central time). Details for the conference call and webcast are disclosed at the end of this press release.
Second Quarter Financial Results
For the three months ended June 30, 2008, Parallel reported a net loss of $29.2 million, or a loss of $0.70 per diluted share. Included in the net loss was a $71.6 million pre-tax loss on derivatives, which included settlements of $14.6 million. For the three months ended June 30, 2007, Parallel reported net income of $3.5 million, or $0.09 per diluted share. Included in net income for the three months ended June 30, 2007 was a $2.2 million pre-tax loss on derivatives, which included settlements of $3.4 million. Parallel had no derivatives classified as hedges during the second quarters of 2008 or 2007.
For the second quarter of 2008, Parallel’s oil and natural gas sales were 237 MBbls of oil and 2,790 MMcf of natural gas, or 702 MBOE. During this period, the average prices the Company received for its oil and natural gas were $119.42 per barrel and $9.95 per Mcf, or $79.86 per BOE. For the same period of 2007, oil sales were 270 MBbls at an average price of $59.24 per barrel and natural gas sales were 1,679 MMcf at an average price of $6.79 per Mcf, or 550 MBOE at an average price of $49.81 per BOE.
When comparing the second quarter of 2008 to the second quarter of 2007, oil and gas operating revenues increased approximately 105% to $56.1 million, total costs and expenses increased approximately 57% to $24.0 million, and operating income increased approximately 166% to $32.1 million. Total operating costs and expenses increased primarily due to increases in lease operating expense, production taxes, and depreciation, depletion and amortization costs. Interest expense increased approximately 24% to $5.4 million.
Six Months Financial Results
For the six months ended June 30, 2008, Parallel reported a net loss of $31.9 million, or a loss of $0.77 per diluted share. Included in the net loss was a $93.5 million pre-tax loss on derivatives, which included settlements of $22.8 million. For the six months ended June 30, 2007, Parallel reported net income of $3.4 million, or $0.09 per diluted share. Included in net income was a $6.6 million pre-tax loss on derivatives, which included settlements of $5.9 million. Parallel had no derivatives classified as hedges during the six months ended June 30, 2008 or 2007.
For the six months ended June 30, 2008, Parallel’s oil and natural gas sales were 484 MBbls of oil and 5,452 MMcf of natural gas, or 1,393 MBOE. During this period, the average prices the Company received for its oil and natural gas were $106.32 per barrel and $8.90 per Mcf, or $71.80 per BOE. For the same period of 2007, oil sales were 543 MBbls at an average price of $55.56 per barrel and natural gas sales were 3,200 MMcf at an average price of $6.34 per Mcf, or 1,076 MBOE at an average price of $46.89 per BOE.
When comparing the six months ended June 30, 2008 to the six months ended June 30, 2007, oil and gas revenues increased approximately 98% to $100.0 million, total costs and expenses increased approximately 50% to $45.2 million, and operating income increased by approximately 169% to $54.8 million. Total operating costs and expenses increased primarily due to increases in lease operating expense, production taxes, and depreciation, depletion and amortization costs. Interest expense increased approximately 36% to $10.9 million.
-more-

Parallel Petroleum Announces
2Q 2008 Financial Results
August 4, 2008

When comparing the six months ended June 30, 2008 to the six months ended June 30, 2007, net cash provided by operating activities increased approximately 104% to $70.9 million, net cash used in investing activities increased approximately 83% to $147.9 million, and net cash provided by financing activities increased approximately 71% to $78.1 million.
Balance Sheet Review
At June 30, 2008, current assets were $66.2 million, which included $8.9 million of cash and cash equivalents. Current liabilities were $127.1 million, including current derivative and put obligations of $63.3 million. Long-term liabilities were $358.1 million, including $282.6 million of debt and $50.9 million of derivative and put obligations. The borrowing base under the Company’s revolving credit facility was $230.0 million as of June 30, 2008, and outstanding borrowings under the revolving credit facility at that same date were $137.0 million. In addition, the Company had $150.0 million outstanding under its senior notes. As of June 30, 2008, the Company’s net capitalized costs associated with its oil and gas properties and other equipment were $620.3 million. Stockholders’ equity was $205.6 million.
Management Comments
Larry C. Oldham, Parallel’s President, commented, “As I have previously stated, our focus in 2008 is to increase production and proved developed producing (PDP) reserves. We have an additional goal to fund our capital investment budget through our net cash provided by operating activities. Due to record production volumes and high commodity prices, for the six months ended June 30, 2008 our net cash provided by operating activities more than doubled to $70.9 million when compared to the same period of 2007. We expect our increased 2008 capital investment budget of $171.6 million to be primarily funded from our net cash provided by operating activities and supplemental borrowings against our revolving credit facility, which had $93.0 million available as of June 30, 2008.”
-more-

Parallel Petroleum Announces
2Q 2008 Financial Results
August 4, 2008

PARALLEL PETROLEUM CORPORATION
Consolidated Balance Sheets
($ in thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,910	$7,816

Accounts receivable:
Oil and natural gas sales	33,334	20,499
Joint interest owners and other, net of allowance for doubtful account of $50	1,905	2,460
Affiliates and joint ventures	6	3,970

	35,245	26,929
Other current assets	548	600
Deferred tax asset	21,461	10,293

Total current assets	66,164	45,638

Property and equipment, at cost:
Oil and natural gas properties, full cost method (including $109,761 and $86,402 not subject to depletion)	782,492	648,576
Other	3,033	2,877

	785,525	651,453
Less accumulated depreciation, depletion and amortization	(165,196)	(145,482)

Net property and equipment	620,329	505,971

Restricted cash	80	78
Investment in pipelines and gathering system ventures	328	8,638
Other assets, net of accumulated amortization of $1,711 and $1,425	3,886	2,768

	$690,787	$563,093

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$62,917	$47,848
Asset retirement obligations	877	598
Derivative obligations	62,962	30,424
Put obligations	302	—

Total current liabilities	127,058	78,870

Revolving credit facility	137,000	60,000
Senior notes (principal amount $150,000)	145,630	145,383
Asset retirement obligations	4,729	4,339
Derivative obligations	47,836	13,194
Put obligations	3,029	—
Deferred tax liability	19,916	26,045

Total long-term liabilities	358,140	248,961

Commitments and contingencies
Stockholders’ equity:
Series A preferred stock — par value $0.10 per share, authorized 50,000 shares	—	—
Common stock — par value $0.01 per share, authorized 60,000,000 shares, issued and outstanding 41,545,114 and 41,252,644	415	412
Additional paid-in capital	198,726	196,457
Retained earnings	6,448	38,393

Total stockholders’ equity	205,589	235,262

	$690,787	$563,093

-more-

Parallel Petroleum Announces
2Q 2008 Financial Results
August 4, 2008

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Oil and natural gas revenues:
Oil and natural gas sales	$56,075	$27,354	$100,016	$50,470

Cost and expenses:
Lease operating expense	7,254	5,576	14,233	9,975
Production taxes	2,996	1,194	5,285	2,248
Production tax refund	—	(1,209)	—	(1,209)
General and administrative	3,265	2,580	5,833	5,245
Depreciation, depletion and amortization	10,483	7,150	19,835	13,859

Total costs and expenses	23,998	15,291	45,186	30,118

Operating income	32,077	12,063	54,830	20,352

Other income (expense), net:
Loss on derivatives not classified as hedges	(71,609)	(2,170)	(93,495)	(6,605)
Interest and other income	32	56	65	108
Interest expense	(5,368)	(4,312)	(10,886)	(8,020)
Other expense	(1)	21	(1)	(15)
Equity in gain (loss) of pipelines and gathering system ventures	165	(289)	382	(594)

Total other income (expense), net	(76,781)	(6,694)	(103,935)	(15,126)

Income (loss) before income taxes	(44,704)	5,369	(49,105)	5,226
Income tax benefit (expense), deferred	15,499	(1,905)	17,160	(1,858)

Net income (loss)	$(29,205)	$3,464	$(31,945)	$3,368

Net income (loss) per common share:
Basic	$(0.70)	$0.09	$(0.77)	$0.09

Diluted	$(0.70)	$0.09	$(0.77)	$0.09

Weighted average common shares outstanding:
Basic	41,446	37,786	41,359	37,667

Diluted	41,446	38,769	41,359	38,763

-more-

Parallel Petroleum Announces
2Q 2008 Financial Results
August 4, 2008

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Cash Flows
Six Months Ended June 30, 2008 and 2007
(unaudited)
($ in thousands)

	2008	2007
Cash flows from operating activities:
Net income (loss)	$(31,945)	$3,368
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	19,835	13,859
Gain on sale of automobiles	(4)	—
Accretion of asset retirement obligation	187	164
Accretion of senior notes discount	247	—
Deferred income tax (benefit) expense	(17,160)	1,858
Loss on derivatives not classified as hedges	93,495	6,605
Accretion of interest on put obligations	6	—
Common stock issued to directors	217	—
Stock option expense	227	59
Equity in (gain) loss of pipelines and gathering system ventures	(382)	594
Bad debt expense	—	(30)
Changes in assets and liabilities:
Other assets, net	(480)	(88)
Restricted cash	(2)	273
Accounts receivable	(8,316)	5,889
Other current assets	(99)	293
Accounts payable and accrued liabilities	15,069	1,831

Net cash provided by operating activities	70,895	34,675

Cash flows from investing activities:
Additions to oil and natural gas properties	(124,727)	(73,553)
Proceeds from disposition of oil and natural gas properties	—	1,764
Additions to other property and equipment	(273)	(214)
Settlements on derivative instruments	(22,839)	(5,862)
Net investment in pipelines and gathering system ventures	(15)	(2,848)

Net cash used in investing activities	(147,854)	(80,713)

Cash flows from financing activities:
Borrowings from bank line of credit	77,000	46,000
Payments on bank line of credit	—	(1,500)
Deferred financing cost	(270)	(175)
Proceeds from exercise of stock options and warrants	1,323	1,318

Net cash provided by financing activities	78,053	45,643

Net increase (decrease) in cash and cash equivalents	1,094	(395)
Cash and cash equivalents at beginning of period	7,816	5,910

Cash and cash equivalents at end of period	$8,910	$5,515

Non-cash financing and investing activities:
Deferred purchase of derivative puts	$3,325	$—
Oil and natural gas properties asset retirement obligations	$482	$(385)
Property transfer:
Transfer to oil and natural gas properties	$8,707	$—
Transfer from equity investment	$(8,707)	$—
Non-cash exchange of oil and natural gas properties:
Properties received in exchange	$—	$6,463
Properties delivered in exchange	$—	$(5,495)
Other transactions:
Interest paid	$9,901	$8,474
-more-

Parallel Petroleum Announces
2Q 2008 Financial Results
August 4, 2008

PARALLEL PETROLEUM CORPORATION
SELECTED OPERATING AND FINANCIAL DATA

	Three Months Ended		Six Months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007
	(in thousands, except per unit data)		(in thousands, except per unit data)
Production Volumes:
Oil (Bbls)	237	270	484	543
Natural gas (Mcf)	2,790	1,679	5,452	3,200
BOE (1)	702	550	1,393	1,076
BOE per day	7.7	6.0	7.7	5.9

Sales Prices:
Oil (per Bbl)	$119.42	$59.24	$106.32	$55.56
Natural gas (per Mcf)	$9.95	$6.79	$8.90	$6.34
BOE price	$79.86	$49.81	$71.80	$46.89

Operating Revenues:
Oil	$28,322	$15,956	$51,491	$30,167
Natural gas	27,753	11,398	48,525	20,303

	$56,075	$27,354	$100,016	$50,470

Operating Expenses and Income:
Lease operating expense	$7,254	$5,576	$14,233	$9,975
Production taxes	2,996	1,194	5,285	2,248
Production tax refund	—	(1,209)	—	(1,209)
General and administrative	3,265	2,580	5,833	5,245
Depreciation, depletion and amortization	10,483	7,150	19,835	13,859

	23,998	15,291	45,186	30,118

Operating income	32,077	12,063	54,830	20,352

Other income (expense), net
Loss on derivatives not classified as hedges	(71,609)	(2,170)	(93,495)	(6,605)
Interest and other income	32	56	65	108
Interest expense	(5,368)	(4,312)	(10,886)	(8,020)
Other expense	(1)	21	(1)	(15)
Equity in gain (loss) of pipelines and gathering system ventures	165	(289)	382	(594)

Total other income (expense), net	(76,781)	(6,694)	(103,935)	(15,126)

Income (loss) before income taxes	(44,704)	5,369	(49,105)	5,226
Income tax benefit (expense), deferred	15,499	(1,905)	17,160	(1,858)

Net income (loss)	$(29,205)	$3,464	$(31,945)	$3,368

Net income (loss) per common share:
Basic	$(0.70)	$0.09	$(0.77)	$0.09
Diluted	$(0.70)	$0.09	$(0.77)	$0.09

Weighted average common shares outstanding:
Basic	41.4	37.8	41.4	37.7
Diluted	41.4	38.8	41.4	38.8

(1)	A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil.
-more-

Parallel Petroleum Announces
2Q 2008 Financial Results
August 4, 2008

PARALLEL PETROLEUM CORPORATION
DERIVATIVES INFORMATION AS OF JUNE 30, 2008 (1)
PUT OPTIONS:

			Estimated
			Fair Market
Period of Time	Barrels of Oil	Floor	Value
			($ in thousands)
Jan 1, 2009 thru Dec 31, 2009	109,500	$100.00	$505
Jan 1, 2010 thru Dec 31, 2010	134,100	$100.00	1,087
Jan 1, 2011 thru Dec 31, 2011	146,000	$100.00	1,308

Total Fair Market Value			$2,900

OIL COLLARS:

				Estimated
		NYMEX Oil Prices		Fair Market
Period of Time	Barrels of Oil	Floor	Cap	Value
				($ in thousands)
July 1, 2008 thru Dec 31, 2008	174,800	$63.42	$83.86	$(9,941)
Jan 1, 2009 thru Dec 31, 2009	620,500	$63.53	$80.21	(36,970)
Jan 1, 2010 thru Oct 31, 2010	486,400	$63.44	$78.26	(28,180)

Total Fair Market Value				$(75,091)

NATURAL GAS COLLARS:

				Estimated
	MMBTU of	WAHA Gas Prices		Fair Market
Period of Time	Natural Gas	Floor	Cap	Value
				($ in thousands)
July 1, 2008 thru Dec 31, 2008	1,840,000	$7.38	$9.28	$(5,455)
Jan 1, 2009 thru Dec 31, 2009	3,285,000	$7.06	$9.93	(7,472)

Total Fair Market Value				$(12,927)

COMMODITY SWAPS:

			Estimated
		NYMEX Oil	Fair Market
Period of Time	Barrels of Oil	Swap Price	Value
			($ in thousands)
July 1, 2008 thru Dec 31, 2008	220,800	$33.37	$(23,557)

INTEREST RATE SWAPS:

		Weighted Avg	Estimated
	Notional	Fixed	Fair Market
Period of Time	Amounts	Interest Rates	Value
	($ in millions)		($ in thousands)
July 1, 2008 thru Dec 31, 2008	$100	4.86%	$(997)
Jan 1, 2009 thru Dec 31, 2009	$50	5.06%	(774)
Jan 1, 2010 thru Oct 31, 2010	$50	5.15%	(352)

Total Fair Market Value			$(2,123)

(1)	BNP Paribas and Citibank, N.A. are the counterparties in Parallel’s derivative instruments.
-more-

Parallel Petroleum Announces
2Q 2008 Financial Results
August 4, 2008

Conference Call and Webcast Information
Parallel’s management will host a conference call to discuss second quarter 2008 financial results, production, work-in-progress, revised 2008 capital investment budget, mid-year reserves, and field operations. In addition to this press release, please refer to Parallel’s Form 10-Q Report for the quarter ended June 30, 2008 that was filed with the Securities and Exchange Commission on August 4, 2008 and its field operations press release dated August 4, 2008.
The conference call will be held on Tuesday, August 5, 2008, at 2:00 p.m. Eastern time (1:00 p.m. Central time). To participate in the call, dial 888-680-0894 or 617-213-4860, Participant Passcode 79648992, at least ten minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel’s web site, http://www.plll.com. A replay of the conference call will be available at the Company’s web site or by calling 888-286-8010 or 617-801-6888, Passcode 73297729.
Participants may pre-register for the call at Parallel’s web site on the Event Details page for the webcast or at www.theconferencingservice.com/prereg/key.process?key=PJ8MXKTRG. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.
The Company
Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the exploitation, development, acquisition and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel is available via the internet at http://www.plll.com.
This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “initial daily test rates,” “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to:
•	the results of exploratory drilling activity;

•	the Company’s growth strategy;

•	changes in oil and natural gas prices;

•	operating risks;

•	availability of drilling equipment;

•	outstanding indebtedness;

•	weaknesses in our internal controls;

•	the inherent variability in early production tests;

•	uncertainties inherent in estimating production rates;

•	the availability and capacity of natural gas gathering and transportation facilities;

•	the period of time that our oil and natural gas wells have been producing;

•	changes in interest rates;

•	dependence on weather conditions;

•	seasonality;

•	expansion and other activities of competitors;

•	changes in federal or state environmental laws and the administration of such laws; and

•	the general condition of the economy and its effect on the securities market.
While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.
###